SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant [X]

Filed by Party other than the Registrant [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              EQUUS II INCORPORATED
                (Name of Registrant as Specified in Its Charter)

      PATRICK M. CAHILL, 2929 ALLEN PARKWAY, SUITE 2500, HOUSTON, TX 77019
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum, aggregate value of transaction:

        5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or Schedule and the date of its filing.

        1) Amount Previously Paid:

        2) Form, Schedule, or Registration Statement No.:

        3) Filing Party:

        4) Date Filed:

                              EQUUS II INCORPORATED
                         2929 ALLEN PARKWAY, SUITE 2500
                              HOUSTON, TEXAS 77019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1997

        The Annual Meeting of Stockholders of EQUUS II INCORPORATED, (the "Fund"), will be held on Tuesday, May 20, 1997, at 9:00 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, for the following purposes, all as more fully described in the accompanying proxy statement:

        1. To elect eight members to the Board of Directors for the ensuing year.

        2. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the Fund's independent auditors for the fiscal year ending December 31, 1997.

        3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

            Nominees for directors are set forth in the enclosed Proxy
            Statement.

        Stockholders of record as of the close of business on March 21, 1997, are entitled to notice of, and to vote at, the Annual Meeting. WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED.

        In the event that the necessary quorum to transact business is not obtained at the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies.

                                             By order of the Board of Directors,

                                             TRACY H. COHEN
                                             SECRETARY

April 25, 1997
Houston, Texas

--------------------------------------------------------------------------------
                                    IMPORTANT

You can help the Fund avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly signing, dating and returning the enclosed proxy card. The enclosed envelope requires no postage if mailed in the United States.
--------------------------------------------------------------------------------

                              EQUUS II INCORPORATED
                         2929 ALLEN PARKWAY, SUITE 2500
                              HOUSTON, TEXAS 77019

                            ------------------------

                                 PROXY STATEMENT
                           ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1997

        This Proxy Statement is furnished to the stockholders of Equus II Incorporated ("EQS" or the "Fund"), in connection with the solicitation by its Board of Directors (the "Board") of proxies to be voted at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 20, 1997, at 9:00 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston, Texas 77019, and at any adjournment thereof. The first mailing of this Proxy Statement is expected to be made on or about April 25, 1997.

        The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received before the Annual Meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the Annual Meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as directors of the Fund named in this Proxy Statement, for the proposal to ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 1997, and in such manner as the persons named on the enclosed proxy card in their discretion determine on such other business as may properly come before the Annual Meeting. A stockholder may revoke a proxy at any time before it is voted by: (i) providing written notice of revocation to EQS, (ii) executing and delivering a proxy of a later date to EQS, or (iii) attending and voting in person at the Annual Meeting.

        Only holders of record as of the close of business on March 21, 1997 (the "Record Date"), of the Fund's common stock, $.001 par value ("EQS Common Stock") are entitled to vote at the Annual Meeting. Each share of EQS Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. EQS had 4,300,682 shares of EQS Common Stock outstanding on the Record Date. No group was known to own more than 5% of the outstanding shares of EQS Common Stock on that date. The directors and officers of EQS, as a group, beneficially owned approximately 2.0% of the outstanding shares of EQS Common Stock on that date.

        A majority of the voting power of the outstanding shares of the Fund, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present for purposes of determining the existence of a quorum for the Annual Meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present. With respect to a single proposal, abstentions and broker non-votes (i.e., Broker Shares that are not voted on the proposal) will not be counted as votes in favor of or against the proposal.

        Directors shall be elected by a plurality of the votes of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting. In connection with the election of directors, a stockholder may withhold authority to vote for any or all nominees. The affirmative vote of a majority of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the selection of the independent auditors.

        EQS is a non-diversified, closed-end company as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act") and has elected to be treated as a business development company under the Investment Company Act. The Fund's investment advisers are Equus Capital Management Corporation, a Delaware corporation (the "Management Company") and Equus Capital Corporation (the "Sub-Adviser"). The Fund's principal executive office is located at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The telephone number is 713-529-0900.

        The cost of soliciting proxies will be paid by the Fund. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. The solicitation of proxies will be by mail, telephone, or otherwise through the officers and regular employees of the Fund or the Management Company without special compensation therefor.

                        PROPOSAL 1. ELECTION OF DIRECTORS

        Article III, Section 3.2 of the By-laws of the Fund currently provides for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are currently eight directors, including five independent directors (i.e. directors who are not "interested persons" as defined in the Investment Company Act)("Independent Directors"). The nominees receiving an affirmative vote of a plurality of the shares entitled to vote and present, either in person or by proxy, at the Annual Meeting, will be elected as members of the Board. All of the elected directors will serve until their respective successors have been duly elected and qualified or until they resign, die or are removed from office.

        In the event a stockholder entitled to vote for the election of directors at a meeting wishes to make a director nomination at a stockholders meeting, written notice of such stockholder's intent to make such nomination must be given, either by personal delivery or by U.S. mail, postage prepaid, to Tracy H. Cohen, Secretary, Equus II Incorporated, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, not less than 60 nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, home address and principal occupation of the person or persons to be nominated; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the stockholder meeting shall determine if a nomination complies with the foregoing requirements and may disregard the nomination of any person not made in compliance with the foregoing procedure.

        The persons named as proxies in the enclosed form of proxy were selected by the Board, and have advised the Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, Gary R. Petersen, John W. Storms, Dr. Francis D. Tuggle and Dr. Edward
E. Williams. All of the nominees are current members of the Board, five of whom are independent directors (Messrs. Flanagan, Knauss, Petersen, Storms and Dr. Tuggle). All of the nominees have consented to their nomination and will serve if elected to the Board.

        The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Fund, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTOR
                                                                    DIRECTOR
               NAME AND OCCUPATION                           AGE     SINCE

SAM P. DOUGLASS* .........................................   64       1991
Chairman of the Board and
Chief Executive Officer
of the Fund, the Management
Company and the Sub-Adviser.

GREGORY J. FLANAGAN ......................................   51       1992
Vice President
of  Arthur J. Gallagher & Co.

ROBERT L. KNAUSS .........................................   66       1991
Chairman and Chief Executive Officer of
Baltic International USA, Inc.

NOLAN LEHMANN* ...........................................   52       1991
President of the Fund, the Management
Company and the Sub-Adviser.

GARY R. PETERSEN .........................................   50       1994
Partner of EnCap Investments, L. C.

JOHN W. STORMS ...........................................   52       1991
Managing General Partner of Storms & Critz,
Certified Public Accountants.

DR. FRANCIS D. TUGGLE ....................................   54       1991
Professor of the Kogod College of
Business Administration
at American University.

DR. EDWARD E. WILLIAMS* ..................................   51       1992
Henry Gardiner Symonds Professor
and Director of the Entrepreneurship
Program of the Jesse H. Jones Graduate
School of Administration at Rice University.

----------------
* "Interested Person" as defined in the Investment Company Act.

        Sam P. Douglass has been Chairman of the Board and Chief Executive Officer of the Fund since August 1991. He has been Chairman of the Board of the Sub-Adviser since its formation in September 1983 and became Chief Executive Officer on December 4, 1989. Mr. Douglass also has been Chairman of the Board and Chief Executive Officer of the Management Company since 1983. Since December 1978, he has served as Chairman and Chief Executive Officer of Equus Corporation International ("ECI"), a privately owned corporation engaged in a variety of investment activities. He is also a director of GCS RE, Inc., Restaurant Development Group, Inc. and VRPI Spin Off, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Douglass is a licensed attorney.

        Gregory J. Flanagan has been a director of the Fund since October 1992. He was a director of the Sub-Adviser from July 1984 to October 1992. He has been a Vice President of Arthur J. Gallagher & Co. since January 1997. He was a Vice President and Regional Director of Alexander & Alexander, Inc. from December 1993 to January 1997 and was Senior Vice President from March 1990 to December 1993. He was President of Bank of Oklahoma, N.A. from September 1986 to February 1990.

        Robert L. Knauss has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been Chairman and Chief Executive Officer of Baltic International USA, Inc. since January 1994. He was Distinguished University Professor of Law at the University of Houston Law Center from 1981 to 1995. From 1981 to 1993, he was also Dean of the University of Houston Law Center. He also serves as a director of Allwaste, Inc. and The Mexico Fund, Inc.

        Nolan Lehmann has been President and a director of the Fund since August 1991. Mr. Lehmann has been President and a director of the Management Company since 1983. He is also the President and a director of the Sub-Adviser. Mr. Lehmann is also a director of Allied Waste Industries, Inc., American Residential Services, Inc., Brazos Sportswear, Inc., Drypers Corporation and Garden Ridge Corporation. In addition, he serves as a director of eleven of the privately-owned companies in which the Fund has an investment. Mr. Lehmann is a certified public accountant.

        Gary R. Petersen has been a director of the Fund since November 1994. He has been a partner of EnCap Investments, L.C. since 1988. Mr. Petersen had previously served as Senior Vice President and Manager of the Corporate Finance Division of the Energy Banking Group for RepublicBank Corporation from 1985 to 1988. He is also a director of Belden & Blake Energy Company, Nuevo Energy, Inc. and Energy Capital Investment Company.

        John W. Storms has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been the Managing General Partner of Storms & Critz, Certified Public Accountants since May of 1988. Mr. Storms is a certified public accountant.

        Dr. Francis D. Tuggle has been a director of the Fund since October 1991 and was an Independent General Partner of the Fund's predecessor from its inception in 1987. He has been a Professor at the Kogod College of Business Administration at American University since July 1990 where he was Dean from July 1990 to June 1996. From 1981 to 1990, he was the Jesse H. Jones Professor of Management at the Jesse H. Jones Graduate School of Administration of Rice University.

        Dr. Edward E. Williams has been a director of the Fund since October 1992 and was a director of the Sub-Adviser from March 1987 to June 1995. Since 1982, he has been the Henry Gardiner Symonds Professor and the Director of the Entrepreneurship Program of the Jesse H. Jones Graduate School of Administration at Rice University. Dr. Williams is Managing Partner of First Texas Venture Capital, a limited liability company, which was a former stockholder of the Sub-Adviser. Dr. Williams is also a director of Service Corporation International and serves on its investment committee. Dr. Williams is also a director of VRPI Spin Off, Inc., a privately-owned company in which the Fund has an investment.

        There is no family relationship between any director, executive officer or person nominated or selected by the Board to become a director or executive officer.

                      MEETINGS AND COMMITTEES OF THE BOARD

        The Board provides overall guidance and supervision with respect to the operations of the Fund and performs the various duties imposed on the directors of business development companies by the Investment Company Act. Among other things, the Board supervises the management arrangements of the Fund, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates. All actions taken by the Board are taken by majority vote unless a higher percentage is required by law or unless the Investment Company Act, the Fund's Restated Certificate of Incorporation or By-laws require that the actions be approved by a majority of the independent directors. The Investment Company Act requires that a majority of the directors be individuals who are not "interested persons" (as defined under the Investment Company Act) of the Fund.

        The Board has four committees: an Audit Committee, a Committee of the Independent Directors, a Compensation Committee and a Committee to Study Methods for the Enhancement of Shareholder Value. The Board has no nominating committee or other standing committees.

        The members of the Audit Committee are Messrs. Flanagan, Knauss, Petersen, Storms and Dr. Tuggle, all of whom are independent directors. The functions of the Audit Committee are: to make recommendations to the full Board regarding the engagement or discharge of independent accountants; to direct and supervise investigations of matters within the scope of the independent accountant's duties; to review with the independent accountants the audit plan and results of the audit; to approve each professional service provided by the independent accountants prior to the performance of such service; to consider the range of audit and nonaudit fees; and to review the adequacy of the Fund's system of internal accounting controls.

        The members of the Committee of the Independent Directors are Messrs. Flanagan, Knauss, Petersen, Storms and Dr. Tuggle, all of the Fund's independent directors. The functions of the Committee of the Independent Directors are to: recommend to the full Board approval of any management, advisory, or administration agreements; recommend to the full Board any underwriting or distribution agreements; review the fidelity bond and premium allocation; review any joint insurance policies and premium allocation; review and monitor the Fund's compliance with procedures adopted pursuant to certain rules promulgated under the Investment Company Act; and carry out such other duties as the independent directors shall, from time to time, conclude are necessary in the performance of their duties under the Investment Company Act.

        The members of the Compensation Committee are Messrs. Knauss, Petersen and Dr. Williams. The function of the Compensation Committee will be to determine and issue stock option grants for officers of the Fund under the Equus II Incorporated 1997 Stock Incentive Plan, which is the only form of compensation paid by the Fund to its officers for serving as such.

        The members of the Committee to Study Methods for the Enhancement of Shareholder Value are Messrs. Flanagan, Storms and Dr. Williams. The function of the Committee to Study Methods for the Enhancement of Shareholder Value is to recommend to the full Board plans and actions which might increase the value at which the EQS Common Stock trades on the American Stock Exchange.

        Directors who are officers of the Fund receive no remuneration from the Fund; each director who is not an officer of the Fund receives from the Fund an annual fee of $20,000, $2,000 for each meeting of the directors attended, $1,000 for participation in each meeting of the directors conducted by telephonic conference and for each committee meeting attended ($500 for each committee meeting if attended on the same day as a Board meeting), and reimbursement for all out-of-pocket expenses relating to attendance at such meetings. The independent directors will not receive any additional cash compensation from the Fund or its portfolio companies for any additional services rendered. Officers and directors of the Fund who are affiliated with Management may serve as directors of portfolio companies and in such capacities may receive and retain directors' fees and other compensation directly from the portfolio companies. The Fund currently has no bonus, profit-sharing, pension or retirement plan, but is in the process of establishing a stock option plan. The directors who were not officers of the Fund were paid an aggregate of $196,500 as compensation for the year ended December 31, 1996.

The following table sets forth all cash compensation paid to the directors during or with respect to 1996, for services rendered in all capacities to the Fund.

                              POSITIONS IN WHICH                AGGREGATE
  NAME OF PERSON             COMPENSATION RECEIVED          COMPENSATION (1)

All directors as a                 Director                     $196,500
group (8 persons)

(1) The Fund did not have any pension, profit sharing, retirement or long-term incentive compensation plans in effect at December 31, 1996.

        During 1996, the Board met in person five times (including the Annual Meeting) and by telephone conference twice, the Audit Committee of the Board held three meetings and the Committee to Study Methods for the Enhancement of Shareholder Value held one meeting. All directors attended more than 75% of the meetings held by the Board or the committees of the Board on which they served. The Restated Certificate of Incorporation and By-laws of the Fund provide for the indemnification of the Fund's directors in connection with their activities as directors.

                         EXECUTIVE OFFICERS OF THE FUND

        The executive officers of the Fund are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary; Gary
L. Forbes, Vice President and Randall B. Hale, Vice President. Executive officers receive no compensation from the Fund. See "Investment Management Agreement" and "Management Company" below. For a description of the business background of each of Messrs. Douglass and Lehmann see "Nominees for Director" above.

        Patrick M. Cahill, age 37, has been Treasurer of the Fund since March 1996 and a Vice President of the Fund since May 1994. He has been Treasurer and a Vice President of the Sub-Adviser since March 1996 and Controller of the Sub-Adviser Since May 1987. He has also been the Controller of the Management Company since May 1987. From June 1982 to May 1987, he was employed by Ernst & Young. Mr. Cahill is a certified public accountant.

        Tracy H. Cohen, age 30, has been Secretary of the Fund since March 1996 and a Vice President of the Fund since May 1995. She has been Secretary of the Sub-Adviser since March 1996 and a Vice President of the Sub-Adviser since April 1995. She is also Investor Relations Manager of the Management Company where she has been employed since April 1995. From September 1990 to April 1995, she was employed by Arthur Andersen LLP. Ms. Cohen is a certified public accountant.

        Gary L. Forbes, age 53, has been a Vice President of the Fund since December 1991. Mr. Forbes has been a Vice President of the Management Company and the Sub-Adviser since November 1991. He is a director of Consolidated Graphics, Inc., Drypers Corporation and NCI Building Systems, Inc. He is also a director of Carruth-Doggett Industries, Inc., Container-Care International, Inc., Sovereign Business Forms, Inc. and WMW Industries, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Forbes is a certified public accountant.

        Randall B. Hale, age 34, has been a Vice President of the Fund, the Sub-Adviser, and the Management Company since November 1992. He has been a director of the Sub-Adviser and the Management Company since February 1996. He has been Secretary of the Management Company since March 1996. From June 1985 to October 1992, he was employed by Arthur Andersen LLP. Mr. Hale is a director of American Residential Services, Inc. and Brazos Sportswear, Inc. Mr. Hale is also a director of Industrial Equipment Rentals, Inc., Strategic Holdings, Inc. and SMIP, Inc., which are privately-owned companies in which the Fund has an investment. Mr. Hale is a certified public accountant.

                      FILING OF REPORTS OF STOCK OWNERSHIP

        Under the federal securities laws, the Fund's directors, executive (and certain other) officers, and any persons holding more than ten percent of EQS Common Stock are required to report their ownership of EQS Common Stock and any changes in that ownership to the Fund and the SEC . Specific due dates for these reports have been established by regulation and the Fund is required to report in this proxy statement any failure to file by these dates in 1995. All of these filings were satisfied by the Fund's directors, officers, and ten percent holders.

        As of March 31, 1997, the Fund believes that all directors, officers and ten percent holders are current in their filings. In making these statements, the Fund has relied on the written representations of its directors, officers and ten percent holders and copies of reports that they have filed with the SEC.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDER

        The Fund does not know of any person who is a beneficial owner of more than 5% of the outstanding shares of EQS Common Stock.

OWNERSHIP OF MANAGEMENT

        The following table sets forth at March 31, 1997, the number and percentage of outstanding shares of EQS Common Stock beneficially held by (i) each director and nominee for director of the Fund and (ii) all officers and directors as a group. Under the rules of the SEC, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights, warrants or options. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

                              AMOUNT AND NATURE OF
                              BENEFICIAL OWNERSHIP

                                        SOLE VOTING         OTHER
                    NAME OF                 AND          BENEFICIAL           PERCENT
TITLE OF CLASS  BENEFICIAL OWNER     INVESTMENT POWER    OWNERSHIP    TOTAL  OF CLASS
------------    ------------------   ----------------    -----------  -----  --------
Common Stock    Sam P. Douglass           7,982           13,848(1)   21,830       *

                Gregory J. Flanagan       2,000                0       2,000       *

                Robert L. Knauss            432              213(2)      645       *

                Nolan Lehmann            18,554            3,319(3)   21,873       *

                Gary R. Petersen          2,431                0       2,431       *

                John W. Storms            2,610                0       2,610       *

                Francis D. Tuggle         1,600                0       1,600       *

                Edward E. Williams        7,470           14,305(4)   21,775       *

                All directors and        55,406           31,685      87,091    2.0%
                 officers as a group
                 (twelve persons)

---------------
*   Indicates less than one percent.

(1) Mr. Douglass may be deemed to beneficially own (a) 3,652 shares held by Paula T. Douglass, his wife, (b) 1,738 shares held in an Individual Retirement Account of Paula T. Douglass, and (c) 8,458 shares held in a 401K Plan for the benefit of Paula T. Douglass. Mr. Douglass disclaims beneficial ownership of all shares not directly owned by him.

(2) Mr. Knauss may be deemed to beneficially own 213 shares held by the Robert L. Knauss Defined Plan (the "Plan") of which Mr. Knauss is a control person. Mr. Knauss disclaims beneficial ownership of the 213 shares held by the Plan.

(3) Mr. Lehmann may be deemed to beneficially own 3,319 shares held by Jeanne Lehmann, his wife. Mr. Lehmann disclaims beneficial ownership of all shares not owned directly by him.

(4) Dr. Williams may be deemed to beneficially own 14,305 shares held by First Texas Venture Capital, a limited liability company, of which he is the Managing Partner. Dr. Williams disclaims beneficial ownership of all shares not owned directly by him.

                         INVESTMENT MANAGEMENT AGREEMENT

        The investments and business of the Fund are managed by the Management Company, pursuant to a Management Agreement (the "Management Agreement") initially approved by the Board on March 24, 1992, and by the stockholders on March 24, 1992. The Management Agreement was amended by the stockholders of the Fund at a meeting held on June 25, 1993. Continuation of the Management Agreement for an additional period ending June 30, 1997, was most recently approved by the Board, including a majority of the Independent Directors, at their meeting held on November 7, 1996. The Management Agreement will continue in effect thereafter from year to year provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or (ii) a majority of the independent directors, at a meeting called for the purpose of voting on such approval.

        The Management Agreement provides that the Management Company shall provide, or arrange for suitable third parties to provide, any and all management and administrative services reasonably necessary for the operation of the Fund and the conduct of its business. Such management and administrative services include, without limitation, providing the Fund with office space, equipment, facilities and supplies and clerical services; keeping and maintaining the books and records of the Fund, and handling communications and correspondence with stockholders; preparing accounting, management and other reports; and providing such other managerial and administrative services as may be reasonably requested by the Fund to identify, evaluate, structure, monitor and dispose of the Fund's investments. In return for its services and the expenses which the Management Company assumes under the Management Agreement, the Fund pays the Management Company, on a quarterly basis, a management fee equal to 0.5% of the net assets of the Fund on the last day of each calendar quarter (2% per annum). The management fee is payable quarterly in arrears. The Management Company's management fee from the Fund was $1,848,253, for the year ended December 31, 1996. The total net assets of the Fund as of December 31, 1996 were approximately $103.2 million. The management fee paid by the Fund is higher than the fee paid by most investment companies.

        Under the Management Agreement, the Fund is obligated to bear all costs and expenses directly allocable and identifiable to the Fund or its business or investments, including, but not limited to, all expenses with respect to investments or the acquisition or disposition thereof, expenses of registering the shares under federal and state securities laws, costs of printing proxies and other expenses related to meetings of stockholders, litigation expenses, costs of third party evaluations or appraisals of the Fund (or its assets) or its actual investments, fees of transfer agents and custodians, legal fees, fees of independent public accountants, expenses of printing and distributing reports to stockholders, securities holders and regulatory bodies, federal, state and local taxes, and other costs and expenses directly allocable and identifiable to the Fund or its business or investments.

        In addition to the management fee, the Fund has agreed to pay the Management Company quarterly and at the final dissolution or liquidation of the Fund, if the Fund is dissolved on a date other than the end of a fiscal quarter, an incentive fee in an amount equal to (i) 20% of the net realized capital gains less unrealized capital depreciation of the Fund and its predecessor-in-interest on a cumulative basis from October 23, 1987 (November 14, 1984, with respect to certain investments previously held by Equus Investments Incorporated) through the end of the fiscal quarter, less (ii) the aggregate amount of the incentive fee payments and special allocation distributions to the Management Company or the Sub-Adviser in prior periods. If the amount of the incentive fee in any fiscal quarter is a negative number, or cumulative net realized capital gains less unrealized capital depreciation at the end of any period is less than such amount calculated at the end of the previous period, the Management Company will be required to repay to the Fund all or a portion of the incentive fee previously paid. A current incentive fee of $1,058,012 was incurred during the year ended December 31, 1996. Deferred management incentive fee expense for the year ended December 31, 1996 totaled $6,488,693. The deferred management incentive fee expense relates to the increase in unrealized appreciation of portfolio securities and will not be paid until such appreciation is realized, unless the New Management Agreement (defined below) takes effect. Deferred management incentive fee of $10,784,028 was accrued at December 31, 1996, on the net unrealized appreciation of portfolio securities. The Investment Advisers Act of 1940 (the "Advisers Act") restricts the amount of the Management Company's incentive fee to 20% of the Fund's net realized capital gains less unrealized capital depreciation.

        At a Special Meeting of Stockholders (the "Special Meeting") held on April 9, 1997, the stockholders of the Fund approved the terms of a new Management Agreement between the Fund and the Management Company (the "New Management Agreement"). The material changes between the current Management Agreement and the New Management Agreement relate to changes made to management incentive compensation and certain revisions to the provisions regarding indemnification of the Management Company.

        The New Management Agreement eliminates the management incentive compensation provisions of the current Management Agreement discussed above and provides that the accrued deferred management incentive fee, as of the "Valuation Date" (defined as March 31, 1997 or a subsequent date approved by the Securities and Exchange Commission (the "Commission") and the directors of the
Fund), be paid to the Management Company in shares of EQS Common Stock valued at net asset value as of the Valuation Date. Implementation of the New Management Agreement is contingent upon receipt by the Fund of an exemptive order from the Commission. The Fund filed an application for an exemptive order in October 1996 and anticipates the issuance of an exemptive order by the Commission prior to the date of the Annual Meeting, although there is no assurance that an exemptive order will be issued.

        If the New Management Agreement is implemented, in addition to the normal valuation procedures that the Fund follows with respect to the valuation of portfolio securities for purposes of determining the net asset value of the Fund and the amount of the accrued deferred management incentive fee on the Valuation Date, the Fund will engage an independent appraiser to provide an appraisal of the investment portfolio of the Fund as of the Valuation Date.

        At the Special Meeting in conjunction with the approval of the terms of the New Management Agreement, the stockholders of the Fund also approved the establishment of the Equus II Incorporated 1997 Stock Incentive Plan (the "Plan") which provides for the issuance of stock options to officers and directors of the Fund. The Plan will become effective when the New Management Agreement is implemented. The Plan provides that the Fund may issue stock options for up to 20% of the number of outstanding shares of EQS Common Stock. Officers and directors of the Fund who are responsible for or contribute to the growth, success, and profitability of the Fund and are designated by the Compensation Committee are eligible to participate in the Plan. The Plan will be administered by the Compensation Committee. The Plan also provides for the automatic issuance of specific amounts of stock options to the non-officer directors of the Fund. The issuance of such options is subject to receipt by the Fund of an order from the Commission pursuant to section 61(a)(3)(B) of the Investment Company Act approving the terms of the Plan as it applies to the non-officer directors of the Fund. The Fund filed an application with the Commission for such an order in March 1997. No stock options may be issued to the non-officer directors until such an order is issued by the Commission.

        The Management Company also receives compensation for providing certain investor communication services of which $50,000 is included in the Statements of Operations for each of the three years ended December 31, 1996.

        Certain officers and directors of the Fund serve as directors of portfolio companies. In consideration for such service, such officers or directors may receive and retain fees. During 1996 and 1995 the officers and directors of the Fund received $143,987 and $73,848, respectively in director fees from portfolio companies.

        The Management Agreement also provides for indemnification by the Fund of the Management Company and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Management Agreement or by law, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Fund. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion. Indemnification is limited by Section 17(i) of the Investment Company Act.

        The Management Agreement will continue in effect until June 30, 1997 (unless the New Management Agreement is implemented), and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or (ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval. The Management Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of Directors of the Fund or the holders of a majority of the Fund's shares on 60 days' written notice to the

Management Company, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

                               MANAGEMENT COMPANY

        The Management Company was organized as a Delaware corporation on September 27, 1983, and maintains its offices at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The Management Company's sole activity is to perform management, administrative and investment advisory services for the Fund, Equus Capital Partners, L.P. and Equus Equity Appreciation Fund, L.P. The Management Company is a registered investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

        The officers and directors of the Management Company are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President, director and Secretary; Paula T. Douglass, director; S. Preston Douglass, Jr., director and Gary L. Forbes, Vice President. For a description of the business background of each of Messrs. Sam P. Douglass, Lehmann, Hale and Forbes see "Nominees for Director" and "Executive Officers of the Fund" above. A description of the business background of Paula T. Douglass and S. Preston Douglass, Jr., is set forth below. The business address of the Management Company's officers and directors is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, except for S. Preston Douglass, Jr. whose address is 820 Main Street, Suite 100, Kerrville, Texas 78028.

        Paula T. Douglass, age 45, has been a director of the Management Company since July 1993. She was elected a director of the Sub-Adviser in February 1996. Since July 1991, she has been Chairman and CEO of DOVA Production and Entertainment Company. From September 1989 to September 1990 she was employed as an attorney by Fulbright & Jaworski, LLP. Since December 1978, she has been a director of ECI and was Chairman of Iwerks Entertainment, Inc. from January 1995 to March 1997. She is a licensed attorney.

        S. Preston Douglass, Jr. age 35, has been a director of the Management Company since July 1993. He was elected a director of the Sub-Adviser in February 1996. He is a partner in the law firm of Wallace, Mosty, Machann, Jackson & Williams, Kerrville, Texas where he began in January 1989. He was a prosecutor in the 216th Judicial District from December 1987 to December 1988. He is a licensed attorney and former President of the Kerr County Bar Association.

        There is no family relationship between any independent director of the Fund and any director or officer of the Management Company. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

        As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company.

                              SUB-ADVISER AGREEMENT

        The Management Company entered into a Sub-Adviser Agreement (the "Sub-Adviser Agreement") with the Sub-Adviser pursuant to which the Sub-Adviser provides certain investment advisory services for the Fund. The Sub-Adviser Agreement provides that the Sub-Adviser shall be responsible for preparing the Fund's quarterly net asset valuations and providing certain investment advice to the Fund. In return for its services, the Management Company has agreed to pay the Sub-Adviser quarterly and at the final dissolution or liquidation of the Fund, if the Fund is dissolved on a date other than the end of a fiscal quarter, an incentive fee in an amount equal to (i) ten percent of the net realized capital gains less unrealized capital depreciation of the Fund and its predecessor-in-interest on a cumulative basis from October 23, 1987 (November 14, 1984, with respect to certain investments previously held by Equus Investments Incorporated) through the end of each fiscal quarter, less (ii) the aggregate amount of the incentive fee payments and special incentive allocation distributions to the Sub-Adviser in prior periods. If the amount of the incentive fee in any period is a negative number, or cumulative net realized capital gains less unrealized capital depreciation at the end of any fiscal quarter is less than such amount calculated at the end of the previous fiscal quarter, the Sub-Adviser will be required to repay to the Management Company all or a portion of the incentive fee previously paid.

        The Sub-Adviser Agreement also provides for indemnification by the Fund of the Sub-Adviser and its officers and directors from any threatened, pending or completed action to the extent that the activities giving rise to such action were performed in good faith either on behalf of the Fund or in furtherance of the interests of the Fund and in a manner reasonably believed by such person to be within the scope of the authority conferred by the Sub-Adviser Agreement or By-Laws, so long as such person's conduct did not constitute bad faith, negligence, misconduct or any breach of fiduciary duty owed to the Sub-Adviser. In the absence of a determination by a court that the person seeking indemnification is not liable by reason of disabling conduct, such indemnification may be authorized by a reasonable determination, based upon a review of the facts, by the disinterested directors or by independent counsel in a written opinion. Indemnification is limited by Section 17(i) of the Investment Company Act.

        The Sub-Adviser Agreement will continue in effect until July 1, 1997 and from year-to-year thereafter provided such continuance is approved at least annually by (i) a vote of a majority of the outstanding shares of the Fund or
(ii) a majority of the directors who are not "interested persons" of the Fund, at a meeting called for the purpose of voting on such approval; provided, however, if the New Management Agreement is implemented, the Sub-Adviser Agreement will be terminated. The Sub-Adviser Agreement may be terminated at any time, without the payment of any penalty, by a vote of the Board of Directors of the Fund or the holders of a majority of the Fund's Shares on 60 days' written notice to the Sub-Adviser, and would automatically terminate in the event of its "assignment" (as defined in the Investment Company Act).

                                 THE SUB-ADVISER

        The Sub-Adviser is a corporation organized under the laws of the State of Delaware in September 1983. The Sub-Adviser was organized to serve as managing general partner of Equus Investments I, L.P. and other similar partnerships. The Sub-Adviser is a registered investment adviser under the Advisers Act.

        The officers and directors of the Sub-Adviser are: Sam P. Douglass, Chairman of the Board and Chief Executive Officer; Nolan Lehmann, President and director; Randall B. Hale, Vice President and director; Paula T. Douglass, director; S. Preston Douglass, Jr., director; Patrick M. Cahill, Vice President and Treasurer; Tracy H. Cohen, Vice President and Secretary and Gary L. Forbes, Vice President. The business address of the Sub-Adviser's officers and directors (other than S. Preston Douglass, Jr.) is 2929 Allen Parkway, Suite 2500, Houston, Texas 77019. The business address of S. Preston Douglass, Jr. is 820 Main Street, Suite 100, Kerrville, Texas 78028.

        For a description of the business background of each of Messrs. Douglass, Lehmann, Hale, Cahill, Forbes and Ms. Cohen, see "Nominees for Director" and "Executive Officers of the Fund" above. For a description of the business background of each of Ms. Douglass and S. Preston Douglass, Jr., see "Management Company".

        There is no family relationship between any Independent Director of the Fund and any director or officer of the Sub-Adviser. Paula T. Douglass is the wife of Sam P. Douglass and S. Preston Douglass, Jr. is the son of Sam P. Douglass.

        The Sub-Adviser is a wholly-owned subsidiary of the Management Company. As a result of its stock ownership in the Management Company, ECI has 80% voting control of the Management Company. ECI has its principal offices at 2929 Allen Parkway, 25th Floor, Houston, Texas 77019.

                  PROPOSAL 2. RATIFICATION OF THE SELECTION OF
                        INDEPENDENT AUDITORS FOR THE FUND

        The Board, including all of the Fund's disinterested directors, has selected the accounting firm of Arthur Andersen LLP to audit the Fund's financial statements for, and otherwise act as the Fund's independent accountants with respect to the fiscal year ending December 31, 1997. The Fund's engagement of Arthur Andersen LLP is conditioned on the Fund's right (exercised by a vote of a majority of its outstanding securities at any meeting called for such purpose) to terminate at any time, with or without cause and without penalty, such employment. In accordance with the Board's resolution, the selection of Arthur Andersen LLP for the current fiscal year is submitted to stockholders for ratification. The Fund knows of no direct or indirect financial interest of Arthur Andersen LLP in the Fund.

        A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to make a statement, if he so desires, and to respond to appropriate questions of the stockholders.

        The proposal to ratify the appointment of Arthur Andersen LLP as the Fund's independent auditors requires the affirmative vote of a majority of the outstanding shares of EQS Common Stock represented and entitled to vote at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT EACH STOCKHOLDER VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE FUND.

                                  OTHER MATTERS

        The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to come before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matters.

        In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual Meeting of Stockholders and Proxy Statement are not received by the time scheduled for the Annual Meeting, the individuals named as proxies may move for one or more adjournments of the Annual Meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at an Annual Meeting.

                                  ANNUAL REPORT

        THE FINANCIAL STATEMENTS OF THE FUND ARE CONTAINED IN THE 1996 ANNUAL REPORT TO STOCKHOLDERS, WHICH HAS BEEN PROVIDED TO THE STOCKHOLDERS CONCURRENTLY HEREWITH. SUCH REPORT AND THE FINANCIAL STATEMENTS CONTAINED THEREIN ARE NOT TO BE CONSIDERED AS A PART OF THIS SOLICITING MATERIAL. A COPY OF THE FUND'S ANNUAL REPORT TO STOCKHOLDERS IS AVAILABLE WITHOUT CHARGE UPON REQUEST. PLEASE DIRECT YOUR REQUEST TO EQUUS II INCORPORATED, ATTENTION: INVESTOR RELATIONS, P. O. BOX 130197, HOUSTON, TEXAS 77219-0197, (713) 529-0900 OR (800) 856-0901.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        Under the regulations of the SEC, a record or beneficial owner of shares of EQS Common Stock may submit proposals on proper subjects for action at the 1998 Annual Meeting of Stockholders of the Fund. All such proposals must be mailed to the Fund, c/o Equus Capital Management Corporation, 2929 Allen Parkway, Suite 2500, Houston, Texas 77019, attention: Nolan Lehmann, and must be received at that address no later that January 31, 1998, in order to be considered for inclusion in the Fund's proxy statement and form of proxy relating to the 1998 Annual Meeting. Submission of a shareholder proposal does not guarantee inclusion in the Fund's proxy statement or form of proxy because certain SEC rules must be met.

                        NOTICE TO BANKS, BROKER/DEALERS,
                          VOTING TRUSTEES AND NOMINEES

        Please advise the Fund whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, other soliciting material, and Annual Reports you wish to receive in order to supply copies to the beneficial owners of shares of EQS Common Stock.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO DATE, SIGN, AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

        By order of the Board of Directors,

        Tracy H. Cohen
        SECRETARY

April 25, 1997
Houston, Texas

EQUUS II INCORPORATED
2929 ALLEN PARKWAY, SUITE 2500, HOUSTON, TEXAS 77019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF EQUUS II INCORPORATED (THE "FUND") FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 20, 1997.

The undersigned hereby constitutes and appoints Sam P. Douglass or Nolan Lehmann, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of EQUUS II INCORPORATED, to be held on May 20, 1997, at 9:00 a.m., local time, at Meeting Room No. 1, Plaza Level, Liberty Tower, 2919 Allen Parkway, Houston Texas 77019, or any adjournments thereof (the "Annual Meeting") and to vote the shares of Common Stock, $.001 par value per share, of the Fund (the "Shares") standing in the name of the undersigned on the books of the Fund on March 21, 1997, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES, AND FOR PROPOSALS 2 AND 3, AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH NOMINEES, PROPOSALS 2 AND 3.

(Continued and to be dated and signed on the reverse side.)

1.  Election of Directors

        FOR all nominees listed below  [  ]
        WITHHOLD AUTHORITY to vote for all nominees listed below [ ] *EXCEPTIONS [ ]

NOMINEES: Sam P. Douglass, Gregory J. Flanagan, Robert L. Knauss, Nolan Lehmann, John W. Storms, Gary R. Petersen, Dr. Francis D. Tuggle, Dr. Edward E. Williams (INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions ___________________________________________________________________

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent auditors of the Fund for the fiscal year ending December 31, 1997.

        FOR            [  ]
        AGAINST        [  ]
        ABSTAIN        [  ]

3. In their description, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

        FOR            [  ]
        AGAINST        [  ]
        ABSTAIN        [  ]

Change of Address or Comments Mark Here  [  ]

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person:

Dated: ____________________________________, 1997

_________________________________________________
Signature

_________________________________________________
Signature if held jointly

              VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]
   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.